Legg Mason Wood Walker, Inc.
100 Light Street
Baltimore, Maryland 21203




                               February 24, 1998



               Re:       Legg Mason Unit Investment Trust, Series 8


Ladies/Gentleman:


We have examined the Registration Statement File No. 333-45797 for the above captioned fund. We hereby consent to the use in the Registration Statement of the references to Legg Mason Wood Walker, Inc. as evaluator.


We hereby authorize the filing of a copy of this letter with the Securities and Exchange Commission.

                                   Sincerely,

                                   Legg Mason Wood Walker, Inc.



                                   Edmund J. Cashman, Jr.
                                   Sr. Executive Vice President
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